UNITED STATES

SECURITIES AND EXCHANGE

  COMMISSION

  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

SPO MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11772	25-1411971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3, Gavish Street, POB 2454, Kfar Saba, Israel

 (Address of principal executive offices, including Zip Code)

+972-9-966-2520

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2013 (the “Effective Date”), SPO Medical Inc. (the “Company”), entered into a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with the Company’s Chief Executive Officer, Michael Braunold (the “Series A Holder”), pursuant to which the Series A Holder was issued all of the one hundred (100) authorized shares of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The Series A Holder was issued one hundred (100) shares of Series A Preferred Stock as partial consideration for past and future services rendered.

The Series A Preferred Stock has the rights, privileges, preferences and restrictions set for in the Certificate of Designation (the “Certificate of Designation”) filed by the Company with the Delaware Secretary of State on August 26, 2013, as more fully described below.

Each one (1) share of the Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.  For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred shall be equal to 102,036 [(0.019607 x 5,000,000) / 0.49 – (0.019607 x 5,000,000) = 102,036].

In addition, there are no conversion rights attached to the Series A Preferred Stock. The holder of the Series A Preferred Stock has no rights in respect of liquidation, dissolution or winding up of the Company.

The foregoing description of the Preferred Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Preferred Stock Purchase Agreement incorporated by reference herein as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor is an accredited investor, has access to information about us and their investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

The Series A Preferred Shares have voting rights equal to that of the common stockholders and may vote on any matter that common shareholders may vote. One share of Series A Preferred Stock has the voting equivalent of not less than 0.67% of the issued and outstanding common stock (representing a super majority voting power) of the vote required to approve any action, in which the shareholders of the Company's common stock may vote.

On August 23, 2013, Mr. Braunold held 743,922 shares of the Company's common stock (less than 1% of the issued and outstanding common stock, as of August 23, 2013). Upon the issuance of the 100 shares of the Company's Series A Preferred stock, Mr. Braunold has the voting equivalent of 203,557,552 shares of common stock or approximately 67% of the Company's voting stock.

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Item 5.03 Amendments to Articles of Incorporation.

On August 26, 2013, the Company amended its Articles of Incorporation for the creation of its Series A Preferred Stock. The rights and privileges of the Series A Preferred Stock are discussed more fully above, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

3.1	Articles of Amendment-Certificate of Designation of Series A Preferred Stock filed with the Delaware Secretary of State on August 26, 2013.

10.1	Preferred Stock Purchase Agreement dated August 26, 2013 by and between the SPO Medical Inc. and Michael Braunold. + + Management Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2013	SPO MEDICAL INC.

	By:	/s/ Michael Braunold
Michael Braunold Chief Executive Officer

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